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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

Certain active subsidiaries of the Registrant and their subsidiaries are listed below.

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NAME                                                STATE OF ORGANIZATION
----                                                ---------------------
Matador E & P Company
 (formerly Matador Petroleum Corporation)           Texas
NZX Corporation                                     Delaware
Matador Operating Company                           Texas
Matador Royalty Company                             Texas
Pilot Production Company                            Texas
Serenity Petroleum, Incorporated                    New Jersey

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